Exhibit 99.1

CohBar Reports Second Quarter 2019 Financial Results and Business Update

Company to host conference call and webcast today, August 7th, at 5:00 p.m. EDT

Menlo Park, California – August 7, 2019 - CohBar, Inc. (NASDAQ: CWBR), a clinical stage biotechnology company developing mitochondria based therapeutics (MBTs) to treat age-related diseases and extend healthy lifespan, today reported its financial results for the second quarter ended June 30, 2019.

“During the quarter, we were pleased to resume the dosing of subjects in the Phase 1a/1b clinical trial of our lead candidate CB4211 for NASH and obesity, while continuing to progress our evaluation of additional novel peptides targeting fibrotic diseases, cancer, and type 2 diabetes,” said Steven Engle, Chief Executive Officer. “We believe that CB4211 is the first of a number of candidates that our technology platform will identify for advancement into the clinic. Our seminar in June also provided strong validation from world class researchers and CohBar scientists of the potential of mitochondrial based therapeutics, as well as CohBar’s position as a leader in this emerging field. It’s an exciting time to be at CohBar.”

Business Highlights

●	Resumed CB4211 clinical trial: Dosing of subjects for the company’s Phase 1a/1b clinical trial of CB4211 resumed in June, and has continued in the current quarter for its lead MBT candidate for the potential treatment of nonalcoholic steatohepatitis (NASH) and obesity. The trial design is available at www.clinicaltrials.gov.

●	Advanced new potential disease targets: During the second quarter, the company advanced its evaluation and optimization of novel analogs of mitochondrial-derived peptides for the potential treatment of fibrotic diseases. Preclinical studies provided preliminary evidence of anti-fibrotic activity in cell-based and animal models of idiopathic pulmonary fibrosis. Fibrotic disease is a major unmet medical need contributing to approximately one-third of deaths worldwide. The company also advanced its evaluation of novel analogs for the potential treatment of cancer, where in vitro data demonstrated the potential for CohBar peptides to enhance the killing of cancer cells by human immune cells. The market for cancer immunotherapy is projected to grow significantly to over $100 billion by 2023.

●	Presented a novel scientific discovery at the American Diabetes Association annual conference: In June, CohBar presented its recent discovery of a mechanism of action of a family of novel peptides with positive effects on glucose tolerance in animal models of type 2 diabetes. The studies showed novel peptide analogs of CB5064 are effective in diet induced obese (DIO) mice, a widely used model of type 2 diabetes. Additional studies also demonstrated that CB5064 interacts with the apelin receptor, a key cell surface receptor involved in the regulation of glucose utilization, fluid homeostasis and cardiovascular function. Click link to ADA poster.

●	Appointed new CEO and expanded Board of Directors: In May, Steven Engle was appointed as the company’s Chief Executive Officer. Mr. Engle has over two decades of executive leadership experience with public biotech companies developing breakthrough products in metabolic, autoimmune, oncologic and infectious disease areas. In April, the company expanded its Board with the addition of David Greenwood, who brings more than 30 years of financial and operational experience in biotechnology and investment banking.

●	Hosted Mitochondria Based Therapeutics Seminar with key opinion leaders: In May, the company hosted a seminar, entitled "Mitochondria, a Source for Novel Therapeutics," which featured CohBar's founders, Dr. Pinchas Cohen and Dr. David Sinclair, and CohBar's Chief Science Officer, Dr. Ken Cundy, discussing the role of mitochondria in health and aging, and mitochondrial-derived peptides (MDPs) as a novel source of potential therapeutics for a host of major age-related diseases. A recording of the webcast is available at www.cohbar.com or by clicking on this link.

●	Held Annual General Meeting and review: In June, the company held its Annual General meeting and provided a review and update on the company’s progress and plans. The slides are available on the company’s website at www.cohbar.com.

During the second quarter and more recently, Dr. Pinchas Cohen and Dr. Nir Barzilai continued to be recognized as international leaders in the study of mitochondrial science, aging and age-related diseases:

●	Dr. Cohen delivered a keynote presentation on "Systems Biology of the Mitochondria in Aging" at the American Aging Association Annual Meeting in San Francisco, in May 2019; and "Addressing the Challenges of an Aging Society Through Innovation" at a panel entitled "Forum on Aging," at the G20 Meeting in Japan in June 2019. In addition, Dr. Cohen co-authored "Metabolomic profile of diet-induced obesity mice in response to humanin and small humanin-like peptide 2 treatment," published in Metabolomics, and "The mitochondrial-derived peptide MOTS-c is a regulator of plasma metabolites and enhances insulin sensitivity," published in Physiological Reports. He also authored an editorial published in The Journal of Molecular Medicine entitled "MOTS-c: an equal opportunity insulin sensitizer."

●	Dr. Barzilai delivered a keynote presentation, entitled "Advancements in Genomics," at the Glenn Center Harvard Symposium in May 2019, and the keynote address at the Nutrition and Obesity Research Center (NORC) at the Harvard Annual Symposium in July 2019. In addition, Dr. Barzilai presented data at the Biology of Aging, Gordon Research Conference on Molecular, Cellular and Physiological Determinants of Lifespan and Healthspan. More recently, Dr. Barzilai co-authored three papers on "Creating the Next Generation of Translational Geroscientists," "The Development of Clinical Trials to Extend Healthy Lifespan," and a highly publicized paper in Nature on exome sequencing in type 2 diabetes.

Financial Highlights

●	Cash and Investments. CohBar had cash and investments of $16.8 million as of June 30, 2019, compared to $22.2 million as of December 31, 2018. The cash burn for the quarter ended June 30, 2019, was approximately $2.9 million.

●	R&D Expenses. Research and development expenses were $1.4 million in the three months ended June 30, 2019, compared to $1.8 million in the prior year quarter. The decrease was primarily due to the timing of certain preclinical and clinical costs incurred in the prior year period partially offset by an increase in costs associated with our research programs focused on the continuing development of peptides.

●	G&A Expenses. General and administrative expenses were $1.5 million for the three months ended June 30, 2019, compared to $1.3 million in the prior year quarter. The increase in general and administrative expenses was primarily due to legal expenses related to the protection of our intellectual property, recruiting costs, and increased director fees.

●	Net Loss. For the three months ended June 30, 2019, net loss, which included $0.8 million of non-cash expenses, was $3.1 million, or $0.07 per basic and diluted share. For the three months ended June 30, 2018, net loss, which included $0.9 million of non-cash expenses, was $3.3 million, or $0.08 per basic and diluted share.

Second Quarter Investor Call and Slide Presentation:

Date: August 7, 2019

Time: 5:00 p.m. EDT (2:00 p.m. PDT)

Conference Audio

-	Dial-in U.S. and Canada: (800) 239-9838
-	Dial-in International: (323) 794-2551
-	Conference ID No.: 8671787

Slide Presentation

-	Go to www.webex.com, click on the ‘Join’ button and enter meeting number 923 119 468 and Password CWBR, or
-	Go to www.cohbar.com and click on Q2 2019 Shareholder Presentation at top of homepage.

For individuals participating in the Investor Call and Slide Presentation, please call into the conference audio and log into Webex approximately 10 minutes prior to its start.

An audio recording of the call will be available beginning at 8:00 p.m. (EDT) on August 7, 2019, through August 28, 2019. To access the recording please dial 1-844-512-2921 in the U.S. and Canada, or 1-412-317-6671 internationally, and reference Conference ID No. 8671787. The audio recording along with the slide presentation will also be available at www.cohbar.com during the same period.

About CB4211

CohBar’s lead clinical program is based on CB4211, a first-in-class mitochondria based therapeutic, that has demonstrated significant therapeutic potential in preclinical models of nonalcoholic steatohepatitis (NASH) and obesity. CB4211 is a novel and improved analog of MOTS-c, a naturally occurring mitochondrial-derived peptide, which has been shown to play a significant role in the regulation of metabolism, and was discovered in 2012 by CohBar founder Dr. Pinchas Cohen and his academic collaborators. In July 2018, CB4211 entered a Phase 1a/1b clinical trial which includes an evaluation of biological activity relevant to NASH and obesity. NASH is a chronic and silent disease in its early stages that can progress to more serious disease stages, such as advanced fibrosis, cirrhosis, liver failure or liver cancer. NASH has been estimated to affect as many as 12% of adults in the U.S., and there is no approved treatment for the disease.

About CohBar

CohBar (NASDAQ: CWBR) is a clinical stage biotechnology company focused on the research and development of mitochondria based therapeutics, an emerging class of drugs for the treatment of chronic and age-related diseases. Mitochondria based therapeutics originate from the discovery by CohBar’s founders of a novel group of naturally occurring mitochondrial-derived peptides within the mitochondrial genome which regulate metabolism, cell death, and whose biological activity declines with age. CohBar’s efforts focus on the development of these mitochondrial-derived peptides into mitochondria based therapeutics that offer the potential to address a broad range of age-related diseases, including nonalcoholic steatohepatitis (NASH), obesity, type 2 diabetes, fibrotic diseases, cancer, and cardiovascular and neurodegenerative diseases. To date, the company and its founders have discovered more than 100 mitochondrial-derived peptides. For additional company information, please visit www.cohbar.com.

Forward-Looking Statements

This news release contains forward-looking statements which are not historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements including but not limited to statements regarding anticipated outcomes of research and clinical trials for our lead candidate, CB4211, or other mitochondria based therapeutic (MBT) candidates; expectations regarding the future market for any drug we may develop; expectations regarding the growth of MBTs as a significant future class of drug products; and statements regarding anticipated therapeutic properties and potential of our MBTs or the properties, potential and effects of newly-discovered mitochondrial-derived peptides. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include: our ability to successfully advance drug discovery and development programs, including the delay or termination of ongoing clinical trials; our possible inability to mitigate the prevalence and/or persistence of the injection site reactions, receipt of unfavorable feedback from regulators regarding the safety or tolerability of CB4211 or the possibility of other developments affecting the viability of CB4211 as a clinical candidate or its commercial potential; results that are different from earlier data results including less favorable than and that may not support further clinical development; our ability to raise additional capital when necessary to continue our operations; our ability to recruit and retain key management and scientific personnel; and our ability to establish and maintain partnerships with corporate and industry partners. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Investor and Media Contact:

Jeff Biunno, CFO

CohBar, Inc.

(650) 446-7888

jeff.biunno@cohbar.com

Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com

CohBar, Inc.

Condensed Balance Sheets

	As of
	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash	$3,813,679	$5,722,342
Investments	13,014,754	16,460,426
Prepaid expenses and other current assets	543,626	260,630
Total current assets	17,372,059	22,443,398
Property and equipment, net	463,050	520,740
Intangible assets, net	19,693	20,233
Other assets	56,793	56,793
Total assets	$17,911,595	$23,041,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$194,420	$1,142,735
Accrued liabilities	548,119	351,813
Accrued payroll and other compensation	289,907	667,661
Total current liabilities	1,032,446	2,162,209
Notes payable, net of debt discount and offering costs of $766,238 and $986,163 as of June 30, 2019 and December 31, 2018, respectively	3,136,262	2,916,337
Total liabilities	4,168,708	5,078,546

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, Authorized 5,000,000 shares;
No shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	-	-
Common stock, $0.001 par value, Authorized 75,000,000 shares;
Issued and outstanding 42,861,422 shares as of June 30, 2019 and 42,578,208 as of December 31, 2018	42,861	42,578
Additional paid-in capital	59,627,205	57,868,593
Accumulated deficit	(45,927,179)	(39,948,553)
Total stockholders’ equity	13,742,887	17,962,618
Total liabilities and stockholders’ equity	$17,911,595	$23,041,164

CohBar, Inc.

Condensed Statements of Operations

(unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2019	2018	2019	2018

Revenues	$-	$-	$-	$-

Operating expenses:
Research and development	1,418,426	1,832,459	2,790,274	4,513,442
General and administrative	1,539,305	1,315,316	2,995,502	2,228,404
Total operating expenses	2,957,731	3,147,775	5,785,776	6,741,846
Operating loss	(2,957,731)	(3,147,775)	(5,785,776)	(6,741,846)

Other (expense) income:
Interest income	87,488	8,048	181,893	19,008
Interest expense	(77,837)	(73,207)	(154,818)	(74,616)
Amortization of debt discount and offering costs	(109,962)	(103,179)	(219,925)	(105,244)
Total other (expense) income	(100,311)	(168,338)	(192,850)	(160,852)
Net loss	$(3,058,042)	$(3,316,113)	$(5,978,626)	$(6,902,698)
Basic and diluted net loss per share	$(0.07)	$(0.08)	$(0.14)	$(0.17)
Weighted average common shares outstanding - basic and diluted	42,799,486	40,261,670	42,717,950	39,969,738